© 2025 SEI® 1 Investor Contact: Media Contact: Brad Burke Leslie Wojcik SEI SEI +1 610-676-5350 +1 610-676-4191 bburke2@seic.com lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Declares Dividend of $0.49 per Share OAKS, Pa., May 28, 2025 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on May 28, 2025 declared a regular semi-annual dividend of $0.49 per share. The cash dividend will be payable to shareholders of record on June 9, 2025, with a payment date of June 17, 2025. About SEI® SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of March 31, 2025, SEI manages, advises, or administers approximately $1.6 trillion in assets. For more information, visit seic.com. ### Press release.